EXHIBIT 10.26

FIRST AMENDMENT
to
MANAGEMENT AND OPERATIONS AGREEMENT
AMENDED AND RESTATED
As of January 1, 2015

This First Amendment (“First Amendment”) to the Management and Operations Agreement Amended and Restated as of January 1, 2015 (the 2015 Management Agreement”), is attached to and hereby expressly made a part of said 2015 Management Agreement by and among
State Automobile Mutual Insurance Company, an Ohio corporation (“Mutual”), State Auto Financial Corporation, an Ohio corporation (“STFC”), State Auto Property & Casualty Insurance Company, an Iowa corporation (“State Auto P&C”), State Auto Insurance Company of Ohio, an Ohio corporation (“SA OH”), Milbank Insurance Company, an Iowa corporation (“Milbank”), Meridian Security Insurance Company, an Indiana corporation (“Meridian”), Patrons Mutual Insurance Company of Connecticut, a Connecticut corporation (“Patrons”), Stateco Financial Services, Inc., an Ohio corporation (“Stateco”), 518 Property Management and Leasing, LLC, an Ohio limited liability company (“518 PML”), State Auto Holdings, Inc., an Ohio corporation (“SA Holdings”), Facilitators, Inc., a South Carolina corporation (“Facilitators”), Partners General Insurance Agency, LLC, a California limited liability company (“Partners”), Network E&S Insurance Brokers, LLC, a California limited liability company (“Network”) and State Auto Labs Corp., an Ohio corporation (“SA Labs”).

Background Information
The 2015 Management Agreement describes the operating relationship among substantially all of the affiliates of State Auto Mutual and State Auto Mutual, the ultimate controlling person in the State Auto Mutual insurance holding company system.
For purposes of the 2015 Management Agreement and this First Amendment, the “Mutual Group” or the “State Auto Mutual Group” shall mean State Auto Mutual, Meridian Security, Patrons, Facilitators, SA Holdings, Partners, Network and SA Labs, and the “State Auto Financial Group” shall mean STFC, State Auto P&C, Milbank, SA OH, Stateco, and 518 PML.

SA Labs is a wholly owned subsidiary of Mutual, formed on September 5, 2017 and domiciled in the State of Ohio.
CDC Holding, Inc. (“CDC”) was merged with and into Rockhill Holding Company (“RHC”) effective January 1, 2017, and is no longer a party to the 2015 Management Agreement.
With this First Amendment, the parties to this First Amendment intend to: 1) add SA Labs as party to the 2015 Management Agreement, and 2) delete CDC as a party to the 2015 Management Agreement.
In response to a recommendation from the Independent Committee of the Board of Directors of each of Mutual and STFC, the Boards of Directors of the State Auto Financial Group and the State Auto Mutual Group approved the 2015 Management Agreement.

Statement of Agreement
In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the parties to this Amendment agree to amend the 2015 Management Agreement as follows:

1.
Capitalized terms used in this First Amendment (including the Background Information) which are not otherwise defined herein shall have the meanings ascribed to such terms in the 2015 Management Agreement.

2.	Upon the Effective Date, SA Labs shall automatically become a Managed Company with all rights and duties thereof as set forth in the 2015 Management Agreement.

3. This First Amendment shall be effective as of 12:01 a.m. Columbus, Ohio time, on September 5, 2017 (the “Effective Date”). Notwithstanding the foregoing, this First Amendment shall only become operative as to SA Labs when this First Amendment has been approved, or deemed approved, by all insurance regulators whose approval is necessary to implement the terms of the 2015 Management Agreement, as amended by this First Amendment. If this First Amendment is not approved as described in this section, this First Amendment shall be deemed null and void and shall not become operative to amend the 2015 Management Agreement in any manner whatsoever.

4.
This document is an amendment to the 2015 Management Agreement. In the event of any inconsistencies between the provisions of the 2015 Management Agreement and this First Amendment, the provisions of this First Amendment shall control. Except as expressly amended hereby, the 2015 Management Agreement shall continue in full force and effect without change for the balance of the term thereof.

In witness whereof, each of the parties hereto has subscribed its name below.

Date: September 5, 2017

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY
STATE AUTO FINANCIAL CORPORATION
STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY
STATE AUTO INSURANCE COMPANY OF OHIO
STATE AUTO HOLDINGS, INC.
STATECO FINANCIAL SERVICES, INC.
MERIDIAN SECURITY INSURANCE COMPANY
PATRONS MUTUAL INSURANCE COMPANY OF CONNECTICUT
MILBANK INSURANCE COMPANY
518 PROPERTY AND MANAGEMENT LEASING, LLC
FACILITATORS, INC.
STATE AUTO LABS CORP.

___________________________________________________
Michael E. LaRocco, President

PARTNERS GENERAL INSURANCE AGENCY, LLC
NETWORK E&S INSURANCE BROKERS, LLC

_______________________________________________
Steven E. English, Manager